EXHIBIT 99.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED
CAMDEN PROPERTY TRUST
NON-QUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Camden Property Trust (the “Company”) has heretofore adopted the Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Plan has previously been amended and restated to reflect compliance with Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company has determined it to be necessary and advisable to amend the terms of the Plan with regard to when payment of benefits may commence in the event of separation from service for certain participants.

NOW, THEREFORE, effective January 1, 2008, the Company hereby amends Section 6.1(a) of the Plan to be and read as follows:

(a) Upon the separation from service of a Participant for any reason other than death, payment of the vested amounts credited to his or her Account(s) shall commence at such time as previously elected by the Participant. Notwithstanding the foregoing, with respect to distribution to a Participant who is a Specified Employee on account of separation from service for a reason other than death, distribution may not commence earlier than six months following such Participant’s separation from service. If the Participant fails to timely elect the date on which payment is to be made or commence, distribution shall be made or commence on the first day following the date that is six months from the date on which the Participant separated from service.

IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO AMENDED AND RESTATED CAMDEN PROPERTY TRUST NON-QUALIFIED DEFERRED COMPENSATION PLAN to be executed in its name and on its behalf this 28th day of July, 2008, to be effective as of January 1, 2008.

CAMDEN PROPERTY TRUST

By: /s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President – Finance, Chief Financial Officer and Secretary

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